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                                                                    Exhibit 23.0

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of First Bell Bancorp, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-27443 of First Bell Bancorp, Inc. on Form S-8 of our report dated January 23, 1998 (February 24, 1998 as to Note 23), incorporated by reference in this Annual Report on Form 10-K of First Bell Bancorp, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania

March 30, 1998